                                                                     Exhibit 4.2

     WARRANT NO. ___                                       Warrant to Purchase
Void after 5:00 P.M.                                           _______ Shares
Eastern Time                                             of Common Stock ($.01
December [__], 2003                                                 par value)

                         COMMON STOCK PURCHASE WARRANT

                             ARTIFICIAL LIFE, INC.

            (One Warrant is required for the purchase of one Share,
                    subject to adjustment as provided below)

     This is to certify that, for value received and subject to the conditions herein set forth, New York Broker, Inc. or its registered assigns, is entitled to purchase, at any time during the period (the "Term") commencing on December [__], 1999 and ending at 5:00 P.M. Eastern time, December [__], 2003 (the "Expiration Date"), such number of shares of the Common Stock ($.01 par value) ("Common Stock" or "Company Shares") of Artificial Life, Inc., a Delaware corporation (the "Company"), as shall equal the number of warrants (the "Warrants") evidenced by this Certificate (such Shares purchasable upon exercise of the Warrants are herein called the "Warrant Shares"). The purchase price of each Warrant Share shall be the applicable rate set forth in Section 1, as may be adjusted from time to time pursuant to the provisions hereof (the "Purchase Price").

     The term "Holder" as used herein shall mean New York Broker, Inc. and/or its assigns to whom Warrants have been duly transferred. The Company shall maintain, at its principal office, a Warrant Register containing the name and address of each Holder, the number of Warrants registered in the name of each Holder, the number of the Certificate representing such Warrants, the date of such Certificate and any other pertinent information.

     1.   Purchase Price.

          The Purchase Price per share of the Warrant Shares upon the exercise hereof, in whole or in part, subject to possible adjustment as provided in
Section 3 hereof, shall be $____ (the "Purchase Price").

     2.   Exercise of Warrant.

          In order to exercise this Warrant, in whole or in part, the Holder shall complete the attached Subscription Form, and deliver to the Company the Subscription Form, Warrants for the number of Warrant Shares being purchased and:

          (a) cash or a check in an amount equal to the then aggregate Purchase Price at the Company's principal office; or

     (b) at the election of the Holder, Warrants may be exercised through a cashless exercise, by the Holder delivering notice of such election to the Company together with the Warrants being exercised and an additional number of Warrants or shares of outstanding Common Stock constituting payment for such exercise (as the case may be, "Payment Warrants" or "Payment Shares"). The cash equivalent of the Payment Warrants and/or Payment Shares required for the exercise shall be computed by subtracting the Purchase Price of a Warrant Share from the Market Price of a Company Share, with the remainder multiplied by the number of Warrants being exercised. The "Market Price" of a Company Share shall be the average of the high bid and low asked prices of the Company Shares if the Common Stock is listed on the New York Stock Exchange or the Nasdaq National Market or the last sale price if the Common Stock is listed on the Nasdaq Small-Cap Market, all as reported in the Wall Street Journal, for the five trading days immediately preceding the date of the exercise of the Warrants.

     The Company will promptly deliver to the Holder, or to such other person as the Holder shall specify, certificates representing the number of Warrant Shares being purchased, in certificates of 100 Warrant Shares each, or in such other denominations as the Holder may request, registered in the name of the Holder, or its nominee.

     3.   Adjustment of Purchase Price Anti-Dilution Provisions.

          The Purchase Price and the number of Warrant Shares shall be subject to adjustment from time to time as hereinafter provided.

          (a) If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any Company Shares as a stock dividend or subdivide the number of outstanding Company Shares into a greater number of Company Shares, then, and in either of such cases, the Purchase Price shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and, conversely, in the event the Company shall contract the number of outstanding Shares by combining such Shares into a smaller number of Shares, then, and in such case, the Purchase Price shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. The declaration of a dividend payable in cash on Company Shares at substantially the same time as the Company offers to its stockholders a right to purchase new Company Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, shall, for the purpose of this Warrant, be deemed to have been issued as a Share dividend.
Any dividend paid or distributed upon the Company Shares or a class of securities convertible into the Company Shares shall be treated as a dividend paid on the Company Shares to the extent that the Company Shares are issuable upon the conversion thereof.

          An adjustment made pursuant to this subparagraph (a) shall become effective (i) in the case of a dividend, immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend and (ii) in the case of a subdivision or contraction, immediately after the time when such subdivision or contraction, as the case may be, becomes effective.


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
     No adjustment of the Purchase Price, however, shall be made in an amount less than $.05 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.05 per share or more.

     (b) If, prior to the expiration of any Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Company Shares into another class, kind, or series of stock or in the event of any other capital reorganization, or if the Company or a successor corporation shall consolidate or merge with or convey or transfer all or substantially all of its property and assets to any other corporation or person, or if holders of 50% or more of the Company Shares agree to and do accept an offer to acquire outstanding Company Shares (a "Tender Offer") then, as a condition of such recapitalization, consolidation, reorganization, merger, conveyance, transfer, or Tender Offer, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive the consideration payable to the Company stockholders with respect to a Tender Offer and the right to purchase, upon the basis and on the terms and conditions specified in this Warrant, in lieu of the Company Shares theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to, or in exchange for, the number of the Company Shares theretofore purchasable upon the exercise of this Warrant, and in any such event, the rights of the Holder to an adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant as hereinbefore provided shall continue and be preserved in respect of any stock or other securities which the Holder becomes entitled to purchase.

     The provisions of this subparagraph (b) shall similarly apply to successive recapitalizations, consolidations, mergers, reorganization, conveyances, transfers or Tender Offers.

     (c) If the Company shall issue any Company Shares for a consideration per Share less than the Purchase Price (other than Shares issuable pursuant to any Company employee benefit plan or employment contract to which the Company is a party) then, and in such case, the Purchase Price shall forthwith be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (x) the sum of (i) the product obtained by multiplying the number of Company Shares outstanding immediately prior to such issue or sale times the Purchase Price in effect immediately prior to such issue or sale plus (ii) the consideration, if any, received by the Company upon such issue or sale, all divided by (y) the number of Company Shares outstanding immediately after such issue or sale.

     In any determination of an adjusted Purchase Price (i) the number of the Company Shares outstanding at any given time shall exclude the Company Shares in the treasury of the Company, (ii) the consideration received by the Company for the issue of the Company Shares shall be deemed to be the amount of cash received by the Company for such Company Shares, without deduction of the costs, expenses, fees and commissions incidental to the issue and sale thereof, and (iii) in the case of the issue of Company Shares for a consideration other than cash, the consideration received by the Company therefor shall be deemed to be the fair value to the Company of such consideration as determined by the Board of Directors of the Company.

     In case of the issuance by the Company of any security that is convertible into Company Shares or of any rights, warrants or options to purchase Company
Shares: (i) the Company


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

shall be deemed to have issued the maximum number of Company Shares deliverable upon the exercise of such conversion privileges or rights or options and (ii) the consideration therefor shall be deemed to be the consideration received by the Company for such convertible securities or for such rights or options, as the case may be, without the deduction of the costs, expenses, fees and commissions incidental to the issue and sale thereof plus: (a) in the case of such convertible securities, any consideration or adjustment payment to be received by the Company in connection with such conversion, or (b) in the case of such rights or options, the minimum price at which Company Shares are to be delivered upon the exercise of such rights or options. No further adjustment of the Purchase Price shall be made as a result of the actual issuance of the Company Shares referred to in this paragraph. On the expiration of such rights or options, or the termination of such privilege to convert, the Purchase Price and the number of Warrant Shares purchasable upon exercise of the Warrants shall be readjusted to such Purchase Price and such number of Company Shares as would have pertained had the adjustments made upon the issuance of such rights, options or convertible securities been made upon the basis of the issuance of only the number of Company Shares actually delivered upon the exercise of such rights or options or upon the conversion of such securities.

     Whenever the Purchase Price is adjusted as above provided in this Section 3(c), the number of Warrant Shares purchasable upon exercise of the Warrants immediately prior to such adjustment shall be increased, effective simultaneously with such adjustment, to equal the product obtained (calculated to the nearest full Share) by multiplying such number of Company Shares by a fraction, the numerator of which is the Purchase Price in effect immediately prior to such adjustment and the denominator of which is the Purchase Price in effect upon such adjustment which adjusted number of Company Shares shall thereupon be the number of Warrant Shares purchasable upon exercise of the Warrants until adjusted as provided herein.

     (d)  If:

          (i) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution in respect of the Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off or distribution of the Company's assets; or

          (ii) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

          (iii) in the event of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

          (iv) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

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then, and in any such case, the Company shall mail to each Holder at least 15 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected dates, if any, is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend, distribution or rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be. The failure to give such notice shall not affect the validity of any such proceeding or transaction and shall not affect the right of the Holder to participate in said dividend, distribution of rights or any such exchange.

     (e) If the Company at any time while any Warrant shall remain unexpired and unexercised shall dissolve, liquidate or wind up its affairs, the Holder may thereafter receive upon exercise hereof in lieu of each Warrant Share which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each Company Share.

     (f) Whenever the Purchase Price shall be adjusted as required by the provisions of this Section Three, the Company shall forthwith deposit with its Secretary at its principal office and with its stock transfer agent a certificate of its Chief Financial Officer showing the adjusted Purchase Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional Shares of Common Stock, if any, the consideration for such Shares, determined as provided in this Section Three, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder.

     (g) No fractional Shares of Common Stock will be issued in connection with the exercise of any Warrants, but the Company shall pay, in lieu of such fractional Shares, a cash payment therefor on the basis of the Market Price on the trading day immediately prior to exercise.

  4. Covenants and Agreements of the Company.

     The Company covenants and agrees that:

     (a) A number of Shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants upon the basis hereinbefore set forth shall at all times during the Term be reserved for the exercise thereof, and during the Term, it will remain current in filing all forms and other reports required to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") and the Securities and Exchange Act of 1934, as amended.

     (b) All Warrant Shares issued upon exercise of this Warrant will, upon issuance and payment of the Purchase Price therefor, be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and

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
          (c) All original issue taxes payable in respect of the issuance of Warrant Shares upon the exercise of this Warrant shall be borne by the Company.

     5.   Limitation of Rights.

          This Warrant shall not entitle the Holder to the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or to have any of the rights of a stockholder of the Company and shall not entitle such Holder to cash dividends declared upon the Company Shares unless the Holder hereof shall have exercised this Warrant prior to the record date fixed by the Board of Directors for the determination of the shareholders entitled to such dividend or unless other provisions of this Warrant provide otherwise.

     6.   Registration.

          The Warrants and the Warrant Shares have been included in the Registration Statement filed by the Company with the Securities and Exchange Commission (the "Commission") under the Act, File No. 333-64619 (the "Registration Statement"). Until the Expiration Date, or such earlier time as all of the Warrants have been exercised, the Company shall prepare and cause to be filed and will use its best efforts to cause to become and remain effective such amendments or supplements to the Registration Statement and Prospectus contained therein, as shall be required under the Act in order to keep the Warrants and Warrant Shares registered under the Act, in order to deliver to the Holders, upon exercise of the Warrants, a prospectus meeting the requirements of
Section 10(a)(3) of the Act. In the event it is determined by the holders of Warrants representing a majority of the Warrant Shares (the "Majority Holders" that in order for the Majority Holders to offer and sell Warrant Shares, a post-effective amendment to the Registration Statement containing an amended or supplemented Prospectus or another registration statement is required to be filed, the Company promptly upon receipt of notice from the Majority Holders of their present intent to exercise Warrants, shall file such post-effective amendment amending the Registration Statement or file such other registration statement. Either the post-effective amendment or the new registration statement shall include among other information as may be necessary for the Majority Holders to offer and sell Warrant Shares pursuant to the Prospectus or a prospectus contained in such other registration statement. The Company shall diligently take such action as may be required to assure that the Registration Statement as amended or the new registration statement shall promptly become effective. The Company shall deliver to the Majority Holders certificates for Warrant Shares and such number of final Prospectuses as the Majority Holders may require for offer and sale of the Warrant Shares.

          The Company will furnish at the request of Holder, on the date that the Holder so requests, an opinion, dated such date, of independent counsel representing the Company, addressed to Holder, stating that such registration statement is effective under the Securities Act and that (i) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein),
(iii) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (v) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed or incorporated by reference as required. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as holder may reasonably request.

     The Company shall pay all expenses with respect to keeping the Warrants and Warrant Shares registered under the Act, the Exchange Act, all applicable Blue Sky Laws, all expenses with respect to any post-effective amendment to the Registration Statement, any other registration statement and the deliver to the Holder of prospectuses related to either the former or the latter, and approval for trading on the Nasdaq National Market, the Nasdaq Small-Cap Market, or listing on a national securities exchange.

     7. Restrictions on Transfer.

        This Warrant shall not be transferable except:

          (i)   by operation of law if the Holder is a corporation; or

          (ii) by will or intestate succession in the event of the death of an individual or Holder; or

          (iii) to officers, directors, shareholders, or affiliates of New York Broker, Inc.

     8. Indemnification.

        In the event of any offer by a post-effective amendment or other registration statement with respect to any Warrant Shares pursuant to the provisions hereof, the Company agrees to indemnify and hold harmless the Holder selling such Warrant Shares, each underwriter, if any, of such Shares, and each other person, if any, who controls such Holder or any such underwriter within the meaning of the Act, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based upon any untrue

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
statement of any material fact contained in the Registration Statement under which the Warrant Shares were registered and offered under the Act or any prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to made the statements therein not misleading, and will reimburse such Holder, each such underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such Holder, such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such prospectus, in reliance upon and in conformity with, information furnished to the Company by such Holder, such underwriter or such controlling person, specifically for use in preparation thereof.

      In the event of any offer by a post-effective amendment or other registration statement with respect to any Warrant Shares pursuant to the provisions hereof, and to the extent permitted by applicable law, each Holder selling such Warrant Shares and each other person, if any, who controls such Holder within the meaning of the Act, agrees to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Act, and each officer and director of the Company from and against any losses, claims, damages or liabilities, joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such post-effective amendment or other registration statement under which such Warrant Shares were offered or any prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon, and in conformity with, information furnished to the Company by such Holder or such controlling person specifically for use in connection with the preparation thereof, and will reimburse the Company, each such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating, or defending any such loss, claim, damage, liability or action.

      Promptly after receipt by an indemnified party of notice of the commencement of any action or the assertion of a claim which may be subject to indemnification hereunder, such indemnified party, if a claim in respect thereof is to be made against an indemnifying party, will give written notice to such indemnifying party of the commencement or assertion thereof. Indemnification provided for under this Section 8 shall not be available to the indemnified party if it shall fail to give such notice to the indemnifying party (if the indemnifying party was not aware of the action) to the extent the indemnifying party was prejudiced by failure to receive such notice, but the omission to give such notice shall not relieve the indemnifying party from any liability it otherwise may have to the indemnified party. In case any such action is brought to such assertion is made against any indemnified party, and it notifies any indemnifying party of such commencement or assertion, the indemnifying party will be entitled to participate in and, to



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
the extent that it may wish, jointly with any other indemnifying party, similarly notified, and to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party, in connection with the defense thereof other than the reasonable cost of investigation.

     9.   Notices.
          _______

          All notices and other communications which are required or which may be given hereunder shall be in writing and shall be delivered by a recognized courier service or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:

     If to the Company:

               Artificial Life, Inc.
               Four Copley Place
               Suite 102
               Boston, Massachusetts 02116
               Attention: President
               Telephone: __________________
               Fax: ________________________

     With a copy to:
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
               Boston, Massachusetts 02111
               Attention: Robert Duggan, Esq.
               Telephone: __________________
               Fax: ________________________

     If to any Holder hereof:

               at the address appearing in the Company's Warrant
               Register or as otherwise provided by the Holder.

Except as otherwise specifically provided in this Warrant, all notices and communications shall be deemed effective upon delivery. The Company and any Holder may change their address by written notice to that effect given to the other party in accordance with this Section.

     10.  Successors.
          __________

          This Warrant shall inure to the benefit of and be binding upon the Holder, its successors and permitted assigns, and the Company, its successors and assigns.

     11.  Section Headings.

          The section headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

     12.  Business Day.

          Whenever the day for performance of an act, or the beginning or end of a period of time falls on a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts, such day shall be extended to the next business day. Otherwise all references to "days" or dates shall mean calendar days.

     13.  Applicable Law.

          This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts without reference to conflict of law principles.

     14.  Miscellaneous.

          This Warrant may be amended, supplemented or changed, and any provision hereof can be waived, discharged or terminated only by written instrument making specific reference to this Warrant and signed by the party against whom enforcement of any such amendment, supplement, modification, waiver, discharge or termination is sought. Words importing the singular number shall mean and include the plural number and vice versa.

     15.  Binding Upon Holder.

          The Holder by the acceptance hereof agrees to be bound by the provisions hereof and deliver a written acknowledgement to this effect upon receipt hereof by signing a duplicate of this Warrant in the place indicated.




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
          IN WITNESS WHEREOF, ARTIFICIAL LIFE, INC. has caused this Warrant to
be executed by its officer hereunto duly authorized on            , 1998.

                                            ARTIFICIAL LIFE, INC.


                                            By:
                                               ---------------------------------


ACCEPTED AND AGREED:


---------------------------------------







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
                               SUBSCRIPTION FORM
                    TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO EXERCISE THE WITHIN WARRANT


    TO ARTIFICIAL LIFE, INC.:

    The undersigned hereby irrevocably exercises the within Warrant as to Shares of Common Stock of Artificial Life, Inc. called for thereby. Please issue all of such Shares and deliver certificates representing such Shares (together with a new Warrant for the unexercised portion of the within Warrant, if the within Warrant has been exercised in part only), in accordance with the instructions given below.



                                      Signature:------------------------------












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
                   INSTRUCTIONS FOR REGISTRATION AND DELIVERY

Name
     -----------------------------------------------------------------------
                        (Please print in block letters)

Address
        --------------------------------------------------------------------

Dated
     --------------, ------


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
                               FORM OF ASSIGNMENT

                    (To be signed only upon such assignment)


     For value received, the undersigned hereby sells, assigns and transfers unto _________________ so much of the rights represented by the within Warrant to purchase from Artificial Life, Inc. Shares of the Common Stock of Artificial Life, Inc., to which the within Warrant relates, and appoints _______________ attorney to transfer such right on the books of Artificial Life, Inc. with full power of substitution in the premises.


Dated: _____________________               ________________________________
                                           (Signature must conform in all
                                           respects to name of Holder as
                                           specified on the face of the
                                           Warrant)





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